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                                                                     EXHIBIT 23


                      [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Number 33-80818 and 33-80820 of Detrex Corporation on Form S-8 of our report dated February 21, 1996 (March 22, 1996 as to Note 5), incorporated by reference in and our report dated February 21, 1996 appearing in this Annual Report on Form 10-K of Detrex Corporation for the year ended December 31, 1995.

Deloitte & Touche LLP

March 25, 1996